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                                                                    EXHIBIT 3.45

                           ARTICLES OF INCORPORATION
                                       of
                                WCI HOMES, INC.

     THE UNDERSIGNED, acting as the incorporators of a corporation pursuant to the Florida General Corporation Act, hereby adopt the following Articles of Incorporation of WCI HOMES, INC., a corporation under the laws of the State of Florida.

                                   ARTICLE I

Name:

     The name of this corporation shall be:
               WCI HOMES, INC.

                                   ARTICLE II

Address of Principal Office and Mailing Address:

     3300 University Drive, Coral Springs, Florida 33065

                                  ARTICLE III

Duration:

     This corporation shall exist perpetually.

                                   ARTICLE IV


Purpose or Purposes:

     To transact any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

                                   ARTICLE V

Authorized Number of Shares:

     This corporation shall have outstanding at any one time a maximum of five hundred (500) shares of common stock of the par value of one ($1.00) dollar each.

     The shares of common stock are not to be divided into classes nor is the corporation authorized to issue shares in series. There shall be no preemptive rights granted to shareholders.


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                                   ARTICLE VI

Initial Registered Office and Registered Agent:

     The initial Registered Office of this corporation shall be at 3300 University Drive, Coral Springs, Florida 33065.

     The initial Registered Agent of this corporation at its Registered Office shall be Maryann Nance.

                                  ARTICLE VII

Incorporator:

     The name and address of the Incorporator of this corporation is:

          Name                     Address

Bay Colony-Gateway, Inc.           801 Laurel Oak Drive
a Delaware corporation              Naples, Florida 33963


                                  ARTICLE VIII
Indemnification:

     This corporation shall indemnify every officer and director, and every former officer and director, to the full extent permitted by the Florida General Corporation Act.

     IN WITNESS WHEREOF, the undersigned Incorporators has caused these Articles of Incorporation to be executed the day and year below by its duly authorized officers.

                                             BAY COLONY-GATEWAY, INC.


                                             By:/s/ THOMAS J. HARRISON
                                                ----------------------
                                                    Thomas J. Harrison
                                                    Vice President


                                             Dated:

                                             Attest: /s/ MARYANN NANCE
                                                    -------------------
                                                         Maryann Nance
                                                         Assistant Secretary

                                             Dated:



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STATE OF FLORIDA  )
                  )  ss:
COUNTY OF BROWARD )

        The foregoing Articles of Incorporation were acknowledged before me this 16th day of January, 1998 by Thomas J. Harrison and Maryann Nance. They are personally know to me.

                                         /s/ PATRICIA G. MIZE
                                        -------------------------------------
                                        Name:
                                        Notary Public
                                        Commission No.

                                                      [Notary Seal]

My Commission Expires:



                          CONSENT OF REGISTERED AGENT

        Maryann Nance hereby consents to his designation as Registered Agent in the foregoing Articles of Incorporation.


                                        /s/ MARYANN NANCE
                                       -------------------------------------
                                            Maryann Nance

                                       Dated: January 16, 1998



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